THE PRUDENTIAL
INSURANCE COMPANY OF AMERICA

SIMULATOR FINANCING LEASE AGREEMENT

      Simulator Financing Lease Agreement (the "Agreement") dated as of the 2nd day of May, 1985, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as lessor and secured party (herein called "Lessor") and NORTHEAST NUCLEAR ENERGY COMPANY, a Connecticut corporation, as lessee and debtor (herein called "Lessee").

      In consideration of the mutual covenants contained herein, the parties covenant and agree as follows:

1. Definitions. As herein used:

      (a) "Acquisition Cost" of the Unit (as hereinafter defined) or Units or any part thereof is an amount equal to the sum of the vendor's invoice price (less any discounts or credits actually utilized by Lessor), any progress payments, any costs of freight, packing, insurance, handling, storage, shipment and delivery, any sales, use and other taxes, capitalized overheads, labor and interest, allowance for funds used during construction and reasonable consultants and attorneys fees, and such other costs as may be agreed to by Lessor and Lessee in writing.

      (b) "Applicable Percentage" is equal to the sum of (i) 1.50% plus (ii) either (x) the "C/P Rate" or (y) the "Fixed Rate". The "C/P Rate" for any month shall mean the yield adjusted rate (meaning the nominal rate increased by the cost of any discount) charged to Prudential Funding Corporation, a subsidiary of Lessor, on 30-day, dealer-placed commercial paper issued by Prudential Funding Corporation ("Commercial Paper") on the fifteenth day of such month or, if such fifteenth day is not a Business Day, on the next succeeding Business Day (such Business Day being herein called the "Rate Day"), or if Commercial Paper has not been issued on the Rate Day, the rate quoted for Commercial Paper by the commercial paper dealer on the Rate Day. If, on any Rate Day, more than one rate is charged or quoted for Commercial Paper, the last of such charged or quoted rates, whichever is applicable, shall be used. Upon execution of this Agreement, Lessor shall notify Lessee in writing of the then C/P Rate. Thereafter, Lessor shall notify Lessee in writing of an) change in such C/P Rate. "Fixed Rate" shall mean the yield on 10 year Treasury Notes (based on the bid price on the "Fixed Rate Day" (as hereinafter defined)) as reported by "Telerate - the Financial Information Network," published by Telerate Systems, Incorporated, or its successor company and provided to Lessee by Lessor. The "Fixed Rate Day" shall be the Business Day or Business Days on or before June 24, 1986 on which Lessee shall request verbally, Lessor shall provide verbally, and Lessee shall accept verbally and confirm in writing, the Fixed Rate for each Interim Leasing Record (as hereinafter defined) relating to the Acquisition Cost of each Unit or portion thereof as estimated by the Lessee (the "Fixed Rate Amount"); provided, however, Lessee may request no more than two Fixed Rate Amounts for all portions of each Unit; provided further, however, if Lessee does not request and accept a Fixed Rate for all such portions of a Unit prior to June 24, 1986, the Fixed Rate Day for all such portions of such Unit shall be June 24, 1986. At the time Lessee requests the Fixed Rate, Lessee shall also notify Lessor, and confirm in writing, as to the date on which such Fixed Rate shall become applicable to the lease of each portion of each Unit ("Fixed Rate Effective Date"); provided, however, the Fixed Rate Effective Date may not be a date earlier than four Business Days following the Fixed Rate Day nor, in any event, later than June 30, 1986.

      (c) "Basic Lease Term" shall have the meaning set forth in Section 5 hereof.
      (d) "Business Day" means every day except Saturday, Sunday any other day which in New York, New York or Hartford, Connecticut shall be a legal holiday and any day on which banking institutions in New York, New York or Hartford, Connecticut are authorized by law to close.

      (e) "Equipment" means all or any portion of the two nuclear power plant control room simulator systems (hereinafter referred to each in its entirety as "Unit" or "Units"), for the Millstone Nuclear Power Station, Units No. 1 and 2, each evidenced by an Individual Leasing Record (as hereinafter defined) and all related materials, parts and accessions leased or to be leased by Lessor to Lessee as provided herein including any replacements of such related materials, parts and accessions, approved in writing by Lessor and Lessee.

      (f) "Individual Leasing Record" is a form signed by Lessor and Lessee to record the leasing of each Unit hereunder. The first Individual Leasing Record for each Unit shall be dated the date of the acceptance by Lessee of the lease hereunder of the Unit or Units specified in such Individual Leasing Record.

Such date shall constitute the effective beginning date as of which such Unit is subject to the terms and provisions of this Agreement. The signature of Lessee on an Individual Leasing Record shall constitute acknowledgment by Lessee (x) that the Equipment specified in such Individual Leasing Record has been delivered to Lessee in good condition and has been accepted for lease hereunder by Lessee as of the date of such Individual Leasing Record, and (y) that the Equipment specified in such Individual Leasing Record is subject to all of the covenants, terms and conditions of this Agreement. An Individual Leasing Record shall give a full description of the Equipment specified therein, the Acquisition Cost, Rent (as hereinafter defined), location and such other details with respect to the Equipment specified therein as the parties may agree. An Individual Leasing Record may be either an "Interim Leasing Record" or a "Final Leasing Record" (as hereinafter defined), as the case may be.

      (i) An "Interim Leasing Record" is a form of Individual Leasing Record signed by Lessor and Lessee to record the leasing of each Unit during any period that such Unit or a portion thereof is subject to the provisions of this Agreement prior to a "Lease Commencement Date" (as hereinafter defined). Each entry for a Unit on an Interim Leasing Record which reflects a payment of Acquisition Cost shall be dated the date Lessee authorized payment by Lessor with respect to the Acquisition Cost of such Unit specified in such Interim Leasing Record. During the period Equipment is subject to the provisions hereof prior to a Lease Commencement Date, if Lessor shall make any further payment or payments with respect to such Equipment, a supplemental entry shall be made on an Interim Leasing Record dated the date Lessee authorizes Lessor to make such further payments to record the revised Acquisition Cost (after giving effect to any such payment), the revised Rent, any change in location and such additional details as the parties may agree; provided, however, when the Rent on an Interim Leasing Record is based on a Fixed Rate, subsequent to an initial non-funding Individual Leasing Record, there may not be more than two such Interim Leasing Records for each Unit and after such Interim Leasing Records have been delivered to Lessor, such Interim Leasing Records may no longer be revised. An Interim Leasing Record shall be substantially in the form as set forth on Exhibit A hereto.

      (ii) A "Final Leasing Record" is a form of Individual Leasing Record signed by Lessor and Lessee to record the leasing of each Unit during any period that such Unit is leased hereunder as of a Lease Commencement Date. A Final Leasing Record shall be dated the Lease Commencement Date and shall be delivered to Lessor promptly following the Lease Commencement Date of such Unit. In addition to the provisions of this Section 1(f) concerning the effect of the signature of Lessee on an Individual Leasing Record, such signature on a Final Leasing Record shall constitute acknowledgment by Lessee that the Equipment specified in such Final Leasing Record requires the addition of no further Acquisition Cost thereto. A Final Leasing Record shall be substantially in the form as set forth on Exhibit B hereto.

      (g) "Interim Lease Term" shall mean the period beginning after the date hereof commencing with the effective date of an Interim Leasing Record of a Unit and ending on the day immediately prior to the Lease Commencement Date for such Unit.

      (h) "Lease Commencement Date" for a Unit shall mean a "Rent Payment Date" (as hereinafter defined in Section 6) designated in writing by Lessee to Lessor which date shall be on or prior to July 1, 1986; provided, however, such date must be concurrent with or subsequent to the Fixed Rate Effective Dates for all portions of such Unit. Each such Lease Commencement Date shall constitute the beginning of the Basic Lease Term of such Unit.

      (i) "Renewal Lease Term" shall have the meaning set forth in Section 5 hereof.

      (j) "Rent" shall mean either "Interim Rent" or "Basic Rent":

           (i) "Interim Rent" for any month of this Agreement during an Interim Lease Term for Equipment with respect to which Lessor has made a payment of Acquisition Cost shall be an amount computed by multiplying the following:

                (a) the Acquisition Cost of such Equipment, by

                (b) a fraction, the numerator of which is equal to the number of days in such month during which such Equipment is covered by an Interim Leasing Record, and the denominator of which is 360, by

                (c) the Applicable Percentage.

           (ii) "Basic Rent" for a Unit for each full month during the Basic Lease Term and Renewal Lease Terms shall be made in level payments, monthly in arrears, and the present value of such Rent payments (each discounted at a rate equal to the sum of (x) the Fixed Rates for such Unit or portion thereof, and
(y) 1.50%, from the Rent Payment Date (as hereinafter defined in Section 6) thereof to the Lease Commencement Date) over the Basic Lease Term and Renewal Lease Terms of such Unit, as of the Lease Commencement Date, shall be equal to the Acquisition Cost of such Unit, as such Basic Rent is set forth on the Exhibit attached to each Final Leasing Record substantially in the form of Exhibit C attached hereto.

      (k) "Stipulated Termination Value" for each Unit for any full month during the Basic Lease Term and the Renewal Lease Terms of such Unit shall be a dollar amount determined by multiplying the Unamortized Cost of such Unit by the "Termination Rate" (as hereinafter defined).

      (l) "Termination Rate" for each Unit or portion thereof shall be a rate equal to the sum of (x) the applicable Fixed Rate for such Unit or portion thereof, and (y) 101.5%. The Termination Rate shall decline ratably annually to 100% from the beginning of the First Renewal Lease Term through the end of the 96th Renewal Lease Term as set forth on the Exhibit attached to each Final Leasing Record substantially in the form of Exhibit C attached hereto.

      (m) "Unamortized Cost" for each Unit shall be the amount set forth for each month of the Basic Lease Term and the Renewal Lease Terms on the Exhibit attached to each Final Leasing Record substantially in the form of Exhibit C attached hereto.

      (n) "Delayed Takedown Fee" for all or any portion of a Unit shall be an amount computed by multiplying the following:

           (A) the Fixed Rate Amount of such Unit or portion thereof, by

           (B) a fraction having a numerator equal to the number of days from the applicable Fixed Rate Day for such Unit or portion thereof to but not including the applicable Fixed Rate Effective Date for such Unit or portion thereof and a denominator of 360, by

           (C) 1/2 of 1%.

      (o) "Cancellation Fee" shall be an amount computed by multiplying (i) 1/2 of 1% by (ii) the "Deficiency". The "Deficiency" is an amount equal to the amount by which the aggregate of the Fixed Rate Amounts of both Units exceeds the sum of (x) the aggregate of the Acquisition Costs shown on the Final Leasing Records for both Units and (y) $500,000.

      (p) Notwithstanding subsection (j) above, when the Unamortized Cost of a Unit has been reduced to zero, the lease term of such Unit shall terminate, and Lessor shall release to Lessee all of Lessor's right, title and security interest in such Unit and execute such documents as Lessee may reasonably request to evidence such release.

2.    This Agreement is Intended as Security.

      Lessor and Lessee declare and agree that this Agreement is intended as security. Subject to the terms, conditions and limitations contained herein, Lessor shall make available funds for the acquisition of Equipment. Title to the Equipment shall be retained or reserved by Lessor for the purpose of securing payment by Lessee to Lessor of Rent, Unamortized Cost, and other amounts as provided herein and to secure performance by Lessee of the other terms and conditions hereof. Lessee shall promptly execute and deliver to Lessor such documents as Lessor shall deem necessary to further evidence Lessor's security interests hereunder and in the Equipment. Such documents, or evidence thereof, shall be filed and recorded as provided in Section 7. Lessor and Lessee agree that the Lessor holds legal title to the Equipment only to evidence Lessor's security interest therein and the Equipment is and shall be treated as, owned by Lessee for all other purposes.

3.    Agreement for Lease of Equipment.

      Subject to satisfaction of all terms and conditions of this Agreement, including, without limitation, the conditions set forth in Section 20 hereof, Lessor commits to lease to Lessee and Lessee commits to lease from Lessor the Equipment, provided that Lessee is not in default hereunder, and further provided that the aggregate total Acquisition Cost of Equipment leased hereunder shall not exceed $23,000,000 or such other amount as Lessor and Lessee may agree in writing. Lessor and Lessee shall evidence their agreement to lease a specific Unit under this Agreement by executing and promptly upon execution delivering to each other an Individual Leasing Record covering such Unit.

4.    Delivery.
      Lessor shall not be liable to Lessee for any failure or delay in obtaining Equipment or making delivery thereof. Upon acceptance for lease (as provided in Section 1(f) hereof) of Equipment by Lessee and receipt by Lessor of vendor's invoice approved by Lessee or Lessee's invoice signed by Lessee for such Equipment together with an Individual Leasing Record with respect to such Equipment duly executed by Lessee, Lessor shall pay such invoice for such Equipment. If the amount paid to vendors by Lessor is less than the Acquisition Cost of such Equipment, to the extent that costs includable in the Acquisition Cost of Equipment have been paid, incurred, or accrued by Lessee, Lessor shall reimburse Lessee to the extent of such payment, incurrence or accrual made by Lessee. Lessee shall (i) pay all costs and expenses of freight, packing, insurance, handling, storage, shipment and delivery of the Equipment to the extent that the same have not been included in Acquisition Cost and (ii) at its own cost and expense, furnish such labor, equipment and other facilities and supplies, if any, as may be required to install and erect the Equipment to the extent that the cost and expense thereof have not been included in the Acquisition Cost. Such installation and erection shall be in accordance, in all material respects, with the specifications and requirements of each vendor as set forth in the contracts between Lessee and such vendors, as the same may have been or may hereafter be amended. AS BETWEEN LESSOR AND LESSEE, ACCEPTANCE FOR LEASE OF THE EQUIPMENT (AS PROVIDED IN SECTION 1(f) HEREOF) SHALL CONSTITUTE LESSEE'S ACKNOWLEDGEMENT AND AGREEMENT THAT LESSEE HAS FULLY INSPECTED SUCH EQUIPMENT, THAT THE EQUIPMENT IS IN GOOD ORDER AND CONDITION AND IS OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY LESSEE, THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSE AND THAT LESSOR IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF EQUIPMENT, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH, OR FOR THE PURPOSES OR USES OF LESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO.

5.    Basic Lease Term; Renewal Lease Terms.

      The Basic Lease Term for each Unit shall become effective on the Lease Commencement Date as provided in Section 1(h) hereof. The Basic Lease Term of each Unit shall be for a period beginning with the Lease Commencement Date and ending five years thereafter. Following the Basic Lease Term with respect to a Unit, the lease thereof shall be extended from month to month (the "Renewal Lease Terms") until terminated as provided in Section 1(p), 11, 12(c), 14, 15 or 18 hereof, provided, however, the last Renewal Lease Term shall end no later than fifteen (15) years from the Lease Commencement Date for such Unit. Notwithstanding the foregoing, the provisions of Section 10 hereof and the first sentence of Section 12 hereof shall apply as between Lessor and Lessee with respect to any Equipment from the time such Equipment is ordered by Lessor pursuant to a request from Lessee. Notwithstanding any other provision of this Agreement to the contrary, Lessee shall not terminate the lease hereunder of Equipment for the purpose of refinancing such Equipment with funds borrowed at a rate which is less than the Applicable Percentage set forth in Section 1(b) hereof.

6.    Rent and Other Payments.

      Lessee shall pay Rent monthly in arrears in such a manner that payment is received by Lessor on the first day of the month following the month for which such Rent is tue ("Rent Payment Date"). If any such Rent Payment Date is not a Business Day then payment shall be made on the next preceding Business Day. Lessor shall give Lessee written notice of the address to which all payments of Rent and other payments to be made hereunder shall be directed and all such payments shall be made by check and shall be deemed to have been received by Lessor when received in immediately available funds at such address. Without prejudice to the full exercise by Lessor of its rights under Section 13 and 14 hereof for failure of Lessee to pay Rent when due as provided above, to the extent legally enforceable Lessee shall promptly pay Lessor additional Rent with respect to all sums not paid by Lessee to Lessor as provided in this Agreement on or before the Rent Payment Date said additional Rent to be in an amount equal to such unpaid sums multiplied by (i) the Applicable Percentage referred to in
Section 1(b) hereof and (ii) a fraction having a numerator equal to the number of days in the period from and including such Rent Payment Date and ending upon the date of payment thereof and a denominator of 360. Lessee shall also promptly pay to Lessor an amount equal to any expenses incurred by Lessor in collecting such unpaid sums. Lessee shall pay Lessor a Delayed Takedown Fee if the Fixed Rate Effective Date for all or any portion of a Unit occurs more than 90 days after the Fixed Rate Day for such Unit or portion thereof. Such Delay Takedown Fee shall be payable by Lessee on the Fixed Rate Effective Date for such Unit or portion thereof. Lessee shall pay Lessor a Cancellation Fee, if any, on the Lease Commencement Date of the second Unit leased hereunder; provided, however, if, notwithstanding Lessee's best efforts, any regulatory body having jurisdiction over Lessee or this Agreement denies approval of this Agreement within 90 days of a Fixed Rate Day, Lessee shall not be required to pay Lessor a Cancellation Fee or Delayed Takedown Fee on the Fixed Rate Amount pertaining to such Fixed Rate Day.

7.    Restricted Use and Compliance with Laws

      So long as Lessee is not in default pursuant to Section 13 hereof, Lessee may use Equipment in the regular course of its business or the business of any subsidiary or affiliate of Lessee, and may permit others to use the same for any lawful purpose. Such use shall be confined to the United States. Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as Lessor shall from time to time reasonably request in order to establish, perfect and maintain the rights and remedies created or intended to be created in favor of Lessor hereunder and Lessor's security interest in the Equipment as against Lessee or any third party in any applicable jurisdiction. Lessee may after notice in writing to Lessor and at Lessee's sole expense change the place of principal location of any Equipment. Notwithstanding the foregoing, no change of location shall be undertaken unless such Equipment shall be and remain subject to the security interest of Lessor, subject to this Agreement and until all legal requirements shall have been met or obtained and all necessary or advisable recordings, filings and registrations which Lessor shall reasonably request shall have been duly made in order to protect the validity and effectiveness of this Agreement. If Lessor reasonably so requests, Lessee shall advise Lessor in writing where all Equipment leased hereunder as of such date is principally located. Lessee shall not use any Equipment or allow the same to be used for any unlawful purpose. Lessee shall use every reasonable precaution to prevent loss or damage to Equipment and to prevent injury to third persons or property of third persons arising out of Equipment or the use thereof. Lessee shall cooperate fully with Lessor and all insurance companies providing insurance under Section 9 hereof in the investigation and defense of any claims and suits arising from the operation of Equipment. To the extent necessary to avoid any impairment of Lessor's rights and interests hereunder and to avoid any adverse affect on Lessee's ability to perform under this Agreement and the transactions contemplated hereby, Lessee shall comply and shall cause all persons operating Equipment to comply with all insurance policy conditions and with all statutes, decrees, ordinances and regulations regarding acquiring, titling, perfecting a security interest in, registering, leasing, insuring, using, operating and disposing of Equipment, and the licensing of operators thereof. Lessor or any authorized representative of Lessor may during reasonable business hours from time to time inspect Equipment and registration certificates, certificates of title and related documents covering Equipment wherever the same be located. Lessee shall not without prior written consent of Lessor sublease any Equipment nor permit, or suffer to exist, any lien or encumbrance on any Equipment other than those placed thereon by Lessor or by persons claiming only against Lessor and not against Lessee, nor shall Lessee assign any right or interest herein or in any Equipment, provided, however, that Lessee may sublet Equipment to any subsidiary or affiliate of Lessee, or to any contractor for use in performing work for Lessee, provided that such subletting shall in no way affect the obligations of Lessee hereunder, or the rights of Lessor hereunder, with respect to any Equipment. Lessee agrees to furnish Lessor, upon reasonable request, a certificate that all registration certificates and certificates of title required by applicable law and regulations, endorsed to show Lessor's security interest, have been obtained and are being held on behalf of Lessor. Lessee shall not without the prior permission of Lessor change or remove (or permit to be changed or removed or otherwise permit a decrease in the visibility of) any insignia or lettering which is on any Equipment at the time of delivery thereof or which is thereafter placed thereon indicating Lessor's security interest therein, and at any time during the term of this Agreement, upon request of Lessor, or if necessary or advisable under applicable law, Lessee shall affix to Equipment, in the place designated by Lessor (or, if no such place shall have been designated, in a prominent place), labels, plates or other markings as provided by Lessor indicating Lessor's security interest in the Equipment.

8.    Maintenance, Improvement and Repair of Equipment.

      Upon request of Lessee, Lessor will assign or otherwise make available to Lessee all of its rights under any vendor's or manufacturer's warranty on Equipment. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of Equipment during the lease term thereof. Except as otherwise provided in Section 12 hereof, Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, keep Equipment in good mechanical condition and repair. The foregoing undertaking to maintain Equipment in good repair shall apply regardless of the cause necessitating repair, and as between Lessor and Lessee all risks of damage to Equipment are assumed by Lessee. It is acknowledged by Lessor and Lessee that the Units to be leased hereunder will be modified, upgraded or enhanced from time to time in order that the Units may continue to replicate the actual operation of and reflect changes to the nuclear power plants whose control rooms they simulate. Lessee shall not make any material alterations to any Equipment without giving prior notice thereof to Lessor. Without the prior written consent of Lessor, Lessee shall not make any material alterations of Equipment which, in Lessee's reasonable judgment, will result in a reduction of value of such Equipment. At the same time that Lessee provides notice to Lessor of any material alterations, Lessee shall certify to Lessor that such alterations will not result in a reduction of the value of such Equipment. Any improvements or additions to any Equipment shall be deemed to constitute an accession to such Equipment, except that any addition to Equipment made by Lessee shall not be deemed to constitute an accession to such Equipment if it can be disconnected from Equipment without impairing the functioning of such Equipment or it's resale value excluding such addition.

9.    Insurance.

      Lessee shall, at its own cost and expense, with respect to Equipment maintain insurance insuring the respective interests of Lessor and Lessee and covering (a) physical damage to Equipment and (b) liability for bodily injury and property damage resulting from the operation of Equipment. All such insurance shall be with reputable companies. Policies covering physical damage risks shall be an amount not less than the Unamortized Cost of Equipment. Policies covering bodily injury and property damage shall provide not less than $5,000,000 for injury to or death of one person and, subject to that limit for each person, a total liability of not less than $10,000,000 for all persons injured or killed in the same accident and shall also provide not less than $5,000,000 for damage, destruction and loss of use of property of third persons as a result of any one accident. Lessor shall be named as an additional insured and, with respect to physical damage coverage, a named loss payee in all insurance policies required under this Section. All such policies or certificates of insurance with respect thereto shall provide for thirty days prior written notice to Lessor of any cancellation or material alteration of such policies. Lessee shall furnish Lessor certificates or other evidence satisfactory to Lessor of compliance by Lessee with the provisions hereof, but Lessor shall be under no duty to examine such certificates or to advise Lessee in the event its insurance is not in compliance herewith. Lessee covenants that it will not use or operate or permit the use or operation of any Equipment at any time when the insurance required by this Section is not in force with respect to such Equipment. The foregoing coverage may be subject to such deductible amounts and Lessee may itself insure such portions of the foregoing coverage as Lessor may approve in writing.

10.   Indemnity.

      Lessee agrees to indemnify and hold harmless Lessor and its representative, PruCapital Management, Inc., and their respective directors, officers and employees, and all companies, persons or firms controlling, controlled by or under common control with any of them (including, without limitation, PruCapital, Inc. and PRUCO, Inc.) against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses (including but not limited to attorneys' fees) directly or indirectly relating to or in any way arising out of:

      (a) the ordering, delivery, acquisition, security interest in, title on acquisition, rejection, installation, possession, titling, retitling, registration, reregistration, custody by Lessee of title and registration documents, use, non-use, misuse, operation, transportation, inspection, repair, control or disposition of Equipment leased or to be leased hereunder, except to the extent that such costs are included in the Acquisition Cost of such Equipment within the dollar limit provided in Section 3 hereof (or within any change of such limit agreed to in writing by Lessor and Lessee) and except for any general administrative or overhead expenses of Lessor and of its representative;

      (b) all costs, charges, damages or expenses for royalties and claims and expenses of litigation arising out of or necessitated by the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Equipment, provided, however, that Lessor will make available to Lessee Lessor's rights under any similar indemnification from the manufacturer of equipment arising by contract, by quasi-contract or by operation of law;

      (c) all federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and penalties and interest thereon, to the extent not incurred solely as a result of Lessor's failure to make payments in a timely fashion, which failure is not due to the negligence or willful misconduct of the Lessee, whether assessed, levied against or payable by Lessor or otherwise, with respect to Equipment or the acquisition, purchase, security interest in, sale, rental, use, operation, control, ownership or disposition of Equipment or measured in any way by the value thereof or by the business of, investment in, financing of, security interest in, or ownership by Lessor with respect thereto, excepting only (i) net income taxes on the net income of Lessor determined substantially in the same manner but not necessarily at the same rates as net income is presently determined under the Federal Internal Revenue Code, and (ii) any sales, use, excise or other taxes included in Acquisition Cost of the Equipment;

      (d) any violation or alleged violation, of this Agreement by Lessee or of any contracts or agreements to which Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other requirements having the force of law applicable at any time to Equipment or any action or transaction by Lessee with respect thereto or pursuant to this Agreement, or any representation or statement by Lessee in this Agreement or in any written instrument furnished by Lessee to Lessor in connection with this Agreement which is not true and correct in all material respects on the date as of which made and on the date Lessor makes any payment with respect to the Acquisition Cost of Equipment, or such representation or statement omits to state a material fact necessary in order to make such representation or statement not misleading in light of the circumstances under which it is made.

Lessee shall forthwith upon demand reimburse Lessor for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from Lessor. To the extent that Lessee in fact indemnifies Lessor under the indemnity provisions of this Agreement, Lessee shall be subrogated to Lessor's right in the affected transaction and shall have a right to determine the settlement of claims therein. Lessor shall not settle any claim for which Lessor is indemnified by Lessee hereunder without first notifying Lessee of such claim and providing Lessee with the opportunity to in fact indemnify Lessor. The foregoing indemnity shall not be affected by any termination of this Agreement as a whole or in respect of any unit of Equipment leased hereunder.

11.   Termination of the Lease of Equipment.

After the expiration of the Basic Lease Term or any Renewal Lease Term of any Unit, provided that Lessee is not in default hereunder, Lessee may notify Lessor in writing that it desires to terminate the lease term of such Unit; provided, however, that Lessee shall not terminate the lease term hereunder of any Unit for the purpose of refinancing such Unit with funds borrowed at a rate which is less than the Applicable Percentage set forth in Section 1(b) hereof. Within thirty (30) days after the date of such notice Lessee shall pay to Lessor an amount equal to the Stipulated Termination Value of such Unit. The obligation of Lessee to pay Rent for such Unit shall continue until the end of the month during which Lessor has received payment of the Stipulated Termination Value thereof. Upon receipt of such payment, Lessor shall release its title and security interest in such Unit and execute such documents as Lessee may reasonably request to evidence such release and upon such release the lease of such Unit shall terminate.

12.   Loss of or Damage to Equipment.

      (a) Lessee hereby assumes all risk of loss or damage of Equipment however caused. No loss of or damage to any Equipment shall impair any obligation of Lessee under this Agreement, which shall continue in full force and effect.

      (b) In the event of damage of any kind whatsoever to any Equipment (unless the same is determined by Lessee to be damaged beyond repair) Lessee, at its own expense, shall place the same in good operating order, repair, condition and appearance.

      (c) If any Equipment is lost, stolen, destroyed, seized, confiscated, rendered unfit for use or damaged beyond repair, or if the use thereof by Lessee in its regular course of business is prevented by the act of any third person or persons, or any governmental instrumentality for a period exceeding ninety (90) days, or if such Equipment is attached (other than on a claim against Lessor but not Lessee) and the attachment is not removed within ninety (90) days, then in any such event, (a) Lessee shall notify Lessor in writing of such fact, (b) within sixty (60) days of such event Lessee shall pay to Lessor an amount equal to the difference between any proceeds of insurance collected by Lessor as a result of such loss, damage or destruction and the Unamortized Cost of such Equipment at the time of payment by Lessee and (c) the lease term of such Equipment shall continue until the end of the month during which Lessor receives payment from Lessee and shall thereupon terminate.

13.   Events of Default.

      The following events of default by Lessee shall give rise to rights on the part of Lessor described in Section 14 hereof:
      (a) Default in the payment of Rent (or additional Rent or expenses of collection, as provided by Section 6 hereof), or any other amount payable by Lessee hereunder beyond the tenth (10th) day after such payment is due; or

      (b) Default in the payment or performance of any other liability, obligation or covenant of Lessee to Lessor and the continuance of such default for fifteen (15) days after written notice to Lessee sent by registered or certified mail; or

      (c) Lessee suspends or discontinues its business operations or becomes insolvent, as such term is defined in the Bankruptcy Reform Act, 11 USC para. 101 (26), (however such insolvency may be evidenced) or admits in writing insolvency or bankruptcy or its inability to pay its debts as they mature, makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Lessee, or for the major part of its property; or

      (d) Bankruptcy, reorganization, liquidation or receivership proceedings for relief under any bankruptcy law or similar law for the relief of debtors are instituted by or against Lessee and, if instituted against Lessee, its consent thereto or the pendency of such proceedings for sixty (60) days; or

      (e) An event of default (the effect of which is to permit the holder or holders of any instrument, or a trustee or agent on behalf of such holder or holders, to cause the indebtedness evidenced by such instrument to become due prior to its stated maturity) shall occur under the provisions of any instrument evidencing indebtedness for borrowed money of Lessee (or under the provisions of any agreement pursuant to which such instrument was issued) or any obligation of Lessee for the payment of such indebtedness shall become or be declared to be due and payable prior to its stated maturity (other than at the option of Lessee) or shall not be paid when due, provided, in each such case, that such event could, in the reasonable judgment of Lessor, materially and adversely affect Lessee's ability to perform its obligations under this Agreement; or

      (f) Any representation or statement made by Lessee herein or in any written instrument furnished by Lessee to Lessor in connection herewith shall not be true and correct in all material respects on the date as of which made and on the date Lessor makes any payment with respect to the Acquisition Cost of Equipment, or any such representation or statement omits to state of material fact necessary in order to make such representation or statement not misleading in light of the circumstances under which it is made.

14.   Rights of Lessor Upon Default of Lessee.

      (a) Upon the occurrence of any of the events of default described in
Section 13, Lessor may in its discretion terminate the lease of any or all Equipment hereunder upon 5 days written notice to Lessee sent by registered or certified mail and upon such termination Lessee shall immediately pay to Lessor
(i) all Rent and other amounts then due and payable under this Agreement, (ii) the then Stipulated Termination Value of such Equipment and (iii) all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) sustained by Lessor by reason of such default and the exercise of Lessor's remedies with respect thereto.

      (b) If Lessee shall fail to pay Lessor all or any part of the amounts specified in Section 14(a) on any such termination date, Lessor may in its discretion do one or more of the following:

           (i) subject to any applicable law or regulation, and subject to Lessee's normal and reasonable security arrangements in effect where the Equipment is located, take immediate possession of and remove any or all Equipment or cause such Equipment to be taken from the possession of Lessee, and/or take immediate possession of and remove other property of Lessor in the possession of Lessee, wherever situated, and for such purpose, subject to any applicable law or regulation and subject to Lessee's normal and reasonable security arrangements in effect where the Equipment is located, enter upon any premises without liability for so doing or require Lessee, at Lessee's expense, to deliver the Equipment to Lessor or to such other person as Lessor may designate, in which case the risk of loss shall be upon Lessee until such delivery is made;

           (ii) subject to any applicable law or regulation, sell any Equipment (with or without the concurrence or request of Lessee) at public or private sale and Lessee shall be liable for and shall promptly pay to Lessor all unpaid Rent to the date of receipt by Lessor of the proceeds of such sale plus any deficiency between the net proceeds of such sale and the Stipulated Termination Value of such Equipment plus all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) sustained by Lessor by reason of Lessee's default and the exercise of Lessor's remedies with respect thereto, and to the extent that the net proceeds of any such sale are in excess of such Stipulated Termination Value plus all such losses, damages and expenses, Lessor shall promptly pay to Lessee such excess;

           (iii) proceed by appropriate judicial proceedings, either at law or in equity to enforce performance or observation by Lessee of the applicable provisions of this Agreement, or to recover damages for the breach of any thereof.

      (c) The remedies herein provided in favor of Lessor in case of any default by Lessee shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law, in equity or in bankruptcy.
15.   Equipment to be and Remain Personal Property.

      It is the intention and understanding of both Lessor and Lessee that all Equipment shall be and at all times remain personal property. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any person from acquiring any rights in Equipment paramount to the rights of Lessor, its assignees or mortgagees by reason of such Equipment being deemed to be real property. If notwithstanding the intention of the parties and the provisions of this Section 15, any person acquires or reasonably claims to have acquired any rights in any Equipment superior to the rights of Lessor, its assignees or mortgagees, by reason of such Equipment being deemed to be real property, and such person seeks by judicial process or by taking possession to interfere with the continued quiet enjoyment of the Equipment by Lessee as contemplated by this Agreement, then Lessee shall promptly notify Lessor in writing of such fact (unless the basis for such interference is waived or eliminated to the satisfaction of Lessor within a period of ninety (90) days from the date it is asserted) and Lessee shall within ninety (90) days after such notice pay to Lessor or Lessor's assignee an amount equal to the Unamortized Cost of such Equipment at the time of payment. The lease term of such Equipment shall continue until such payment and shall thereupon terminate at the end of the month during which such payment shall have been received by Lessor. Upon receipt of such payment, Lessor shall release to Lessee all of Lessor's right, title and security interest in such Equipment and execute such documents as Lessee may reasonably request to evidence such release.

16.   Sale or Assignment by Lessor.

      Lessor shall have the right to finance the acquisition of such Equipment by selling or assigning its right, title and interest in moneys due from Lessee and any third party under this Agreement and in that connection to assign its security interest in Equipment, provided that in no event may Lessor assign any of its obligations hereunder without remaining secondarily liable therefor, and provided, further, that any such sale or assignment shall be subject and subordinate to the rights and interest of Lessee in such Equipment and under this Agreement. Lessor's transferee or assignee shall have all the rights, powers, privileges and remedies of Lessor hereunder and Lessee's obligations as between itself and such transferee or assignee hereunder shall not be subject to any claims or defense which Lessee may have against Lessor. Upon written notice to Lessee of any such sale or assignment, Lessee shall thereafter make payments of all rents and other sums due hereunder to the party specified in such notice and such payments shall discharge the obligation of Lessee to Lessor hereunder to the extent of such payments.

17.   Unconditional Obligation of Lessee to Pay Rent.

      Lessee's obligation to pay all Rent and other amounts payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever, (ii) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any Equipment, or (iii) any interruption or cessation in the use or possession of any Equipment by Lessee for any reason whatsoever, provided, however, that if an interruption or cessation in Lessee's use or possession of any Equipment is caused by any attachment or similar act by or on behalf of any creditor of Lessor, and is not attributable to any failure by Lessee to perform its obligations under this Agreement, then Lessee's obligation to pay Rent with respect to such Equipment shall be appropriately reduced for the period of such interruption or cessation, and, provided further, that the foregoing shall be without prejudice to Lessee's right to pursue by separate legal action any claim Lessee may have against Lessor arising out of this Agreement. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement except in accordance with the express terms hereof. Subject to the second proviso in the first sentence of this Section 17, each Rent and other payment made by Lessee shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

18.   Additional Right of Termination.

      A. In addition to any other right of termination contained in this Agreement, Lessor may terminate the lease of all Equipment upon any "Special Terminating Event", by giving Lessee 5 days prior written notice of such termination. For purposes of this Section 18A, "Special Terminating Events" shall mean any of the following:

           (i) any assignment of the Millstone Plant Agreement by and among The Connecticut Light and Power Company ("CL&P"), Western Massachusetts Electric Company ("WMECO") and Lessee ("Plant Agreement"), without Lessor's prior written consent, which consent shall not be unreasonably withheld; provided that this clause (i) shall not apply to any assignment of the Millstone Plant Agreement as part of any merger, consolidation or reorganization of CL&P or WMECO with or into each other or with or into Northeast Utilities ("NU");

           (ii) any modification to the Plant Agreement which could materially adversely affect Lessee's ability to perform all of its obligations under this Agreement;

           (iii) cancellation of the Plant Agreement;

           (iv) the Plant Agreement shall become illegal, unenforceable or invalid;

           (v) any merger, consolidation or reorganization of Lessee which in Lessor's reasonable judgment could cause an adverse material change in Lessee's ability to perform all of its obligations under this Agreement; or

           (vi) Lessee shall no longer be a direct or indirect wholly-owned subsidiary of Northeast Utilities or any successor thereof.

      B. In addition to any other right of termination contained in this Agreement, Lessee may terminate the lease of all Equipment upon Lessee paying Lessor for taxes on the net income of Lessor under the tax indemnity provisions of Section 10(c) hereof as a result of any change in the applicable laws, rules or regulations from those in effect on the date of this Agreement, by giving Lessor 5 days prior written notice of such termination.

Upon the termination date specified in such notice, Lessee shall pay to Lessor an amount equal to the Unamortized Cost of the Equipment and upon receipt by Lessor of such amount, Lessor shall release all of its right, title and security interest therein and execute such documents as Lessee may reasonably request to evidence such release.

19.   Notice and Request

      Any notice or request which by any provision of this Agreement is required or permitted to be given by either party to the other shall be deemed to have been given when deposited in the mail, postage prepaid, by first class mail or air mail (unless certified or registered mail is otherwise specified for such notice under this Agreement), and addressed as follows (or to such other address as either party may specify by written notice to the other party):

If to Lessor -
      The Prudential Insurance
           Company of America
      c/o PruCapital Management, Inc.
      Box 1613
      Newark, New Jersey 07101
      Attention: Comptroller

If to Lessee -
      Northeast Nuclear Energy Company
      P.O. Box 270
      Hartford, Connecticut 06141-0270
      Attention: Treasurer

20.   Conditions to Lease.

      This Agreement, and the rights and obligations of the parties hereunder, is subject to the following conditions:

      A.   Regulatory Approvals

      Lessee shall obtain all federal and state regulatory approvals which are required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

      B.   Board of Directors and Other Approvals

      Lessee shall obtain the approval of its Board of Directors, if required, and Lessor shall obtain the approval of the Finance Committee of its Board of Directors, if required, for the execution, delivery and performance of this Agreement and the transactions contemplated hereby.
      C.   Indenture Release

      Lessee shall obtain a release of the Equipment from the lien of the Indenture of Mortgage, Assignment and Security Agreement dated as of August 26, 1983, granted by NUSIMCO, Inc. to The Toronto-Dominion Bank, Atlanta Agency, as amended and supplemented to the date hereof.

      D.   Consent of Singer/Link

      Lessee shall obtain the consent of the Link Simulation Systems Division of The Singer Company ("Singer/Link"), the vendor of the Equipment, if such consent shall be required under the Contract for Nuclear Power Plant Control Room Simulators dated as of July 1, 1982, between Northeast Utilities Service Company acting as agent for certain other entities, and Singer/Link, as the same may have been amended, modified, and supplemented.

      E.   Material and Adverse Change

      At the time each Individual Leasing Record is executed by Lessee, since March 31, 1985 there shall not have occurred or be threatened (i) a material and adverse change in Lessee's financial condition, or (ii) any condition, event or act which would materially and adversely affect Lessee's financial condition or its ability to perform its obligations under this Agreement, and Lessee shall have delivered to Lessor an officer's certificate to both such effects.

      F.   Representations and Warranties

      All representations and warranties of Lessee contained in Exhibit D attached hereto or in any document or certificate furnished to Lessor in connection herewith shall be true and correct on the date of each Individual Leasing Record subsequent to May 2, 1985 and Lessee shall have delivered to Lessor an officer's certificate to such effect.

      G.   Additional Assurances by Lessee

      Lessee shall provide Lessor with such additional certificates, documents, evidences of title and opinions of counsel, and shall make such filings and recordations, as Lessor shall reasonably request, and all legal and title matters with respect to this Agreement and the transactions contemplated hereby shall be satisfactory in form and substance to Lessor.

21.   Miscellaneous.

      The parties hereto agree that the other party shall not by act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder unless such waiver is given in writing. A waiver on one occasion shall not be construed to be a waiver on any other occasion. This Agreement, the Individual Leasing Records covering Equipment leased pursuant to this Agreement, agreements in the form of exhibits annexed hereto and the certificate certifying as to various matters relating to Lessee furnished by Lessee to Lessor in connection herewith constitute the entire agreement between the parties hereto with respect to the leasing of and creation of a security interest in the Equipment and no representations, warranties, promises, guaranties or agreements, oral or written, express or implied have been made by either party hereto with respect to this Agreement or the Equipment, except as expressly provided herein. Any change or modification of this Agreement must be in writing and duly executed by the parties hereto. The captions in this Agreement are for convenience or reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. Lessee from time to time shall deliver to Lessor, promptly upon reasonable request such information with respect to Lessee's operations, business, property, assets, financial condition or litigation as Lessor shall reasonably request, including without limitation annual unaudited financial statements and quarterly unaudited financial statements of Lessee and Lessee's annual Form 1 filing with the Federal Energy Regulatory Commission, and promptly after filing, copies of any prospectus on any proposed public issue, any report on Form 10-K, Form 10-Q, or Form 8-K which CL&P, WMECO and NU or their successors shall file with the Securities and Exchange Commission or any securities exchange. Lessee hereby certifies to Lessor that any representation or statement made by Lessee herein or in any written instrument furnished by Lessee to Lessor in connection herewith shall be true and correct in all material respects as of the date when made, and further certifies to Lessor that no such representation or statement omitted to state a material fact necessary in order to make such representation or statement not misleading in light of the circumstances under which it was made. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Connecticut. Lessor hereby agrees that whenever this Agreement requires Lessor to convey title to Equipment to Lessee or its designee, Lessor shall convey title free and clear of all liens, charges and encumbrances created by or against Lessor.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.
(Corporate Seal)               THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA

ATTEST:                        By its authorized agent,
                               PRUCAPITAL MANAGEMENT INC.,
                               Lessor

/s/                            /s/  John K. Wand
      Assistant Secretary           Vice President


(Corporate Seal)               NORTHEAST NUCLEAR ENERGY COMPANY
                               Lessee

/s/   Cheryl W. Grise          /s/  David H. Boguslawski
      Assistant Secretary           Assistant Treasurer


STATE OF             )
                       ss:
COUNTY OF            )


On this 14th day of June, 1985, before me personally appeared John K. Wand, to me personally known, who, being by me duly sworn, says that he is Vice President of PruCapital Management Inc., that one of the seals affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed on behalf of said corporation by proper corporate authority and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


/s/   Marcia L. Grimes
      Notary Public

My Commission Expires:    2/28/91


STATE OF CONNECTICUT      )
                               ss:  BERLIN
COUNTY OF HARTFORD        )


On this 19th day of June, 1985, before me personally appeared David H. Boguslawski, to me personally known, who, being by me duly sworn, says that he is Assistant Treasurer of Northeast Nuclear Energy Company, that one of the seals affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed on behalf of said corporation by proper corporate authority and he acknowledged that the execution of the foregoing instrument was the deed of said corporation.


/s/   Andrea Allen